Exhibit 99.1

Sales Update

        MEMPHIS, Tenn., June 29 /PRNewswire-FirstCall/ — AutoZone, Inc. (NYSE: AZO) today announced that same store sales through the first 7 weeks of the fourth fiscal quarter (ending August 28, 2004) were down 1%, and retail same store sales were down 3%.

        On September 22, 2004, AutoZone will announce results for the fourth quarter ended August 28, 2004. AutoZone will host a one-hour conference call on September 22, 2004, beginning at 9 a.m. (CDT).

        As of May 8, 2004, AutoZone sells auto and light truck parts, chemicals and accessories through 3,337 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 60 AutoZone stores in Mexico. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items and accessories. Many domestic stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information and auto and light truck parts through http://www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

        Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, and the availability of commercial transportation. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone’s Form 10-K for the fiscal year ended August 30, 2003, for more information related to those risks. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

SOURCE AutoZone, Inc.

        -0-                            06/29/2004
        /CONTACT: Media, Ray Pohlman, +1-901-495-7962, or ray.pohlman@autozone.com, or Financial, Brian Campbell, +1-901-495-7005, or brian.campbell@autozone.com, both of AutoZone, Inc. /
        /Web site: http://www.autozone.com/
        (AZO)

CO: AutoZone, Inc.
ST: Tennessee
IN: AUT REA
SU: MAV CCA